Exhibit 99.1

Vistance Networks Reports Second Quarter 2026 Results

Second Quarter Highlights

•
Net sales of $319.6 million
•
GAAP income from continuing operations of $26.1 million
•
Non-GAAP adjusted EBITDA of $35.8 million (1)
•
Core non-GAAP adjusted EBITDA of $45.5 million* (1)
•
Cash flow used in operations of $(72.7) million and free cash flow of $(74.7) million (2)

* Core financial measures reflect the results of the Aurora Networks (Aurora) segment and exclude general corporate costs that were previously allocated to the RUCKUS segment and Connectivity and Cable Solutions (CCS) segment, since these costs were not directly attributable to these discontinued operations. See the segment comparison tables below showing the breakdown of Aurora’s results which represent our Core financial measures, and corporate and other costs which include the general corporate costs that were previously allocated to the divestitures.

(1) See “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures” below.

(2) The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.

Richardson, TX, August 6, 2026 — Vistance Networks, Inc. (NASDAQ: VISN), a global leading provider of intelligent network solutions, today reported results for the quarter ended June 30, 2026.

Summary of Consolidated Results
	Q2	Q2	% Change
	2026	2025	YOY
	(in millions, except per share amounts)
Net sales	$319.6	$324.1	(1.4)%
GAAP income from continuing operations	26.1	5.9	342.4
GAAP income (loss) from continuing operations per diluted share	0.06	(0.05)	NM
Non-GAAP adjusted EBITDA (1)	35.8	52.7	(32.1)
Core non-GAAP adjusted EBITDA (1) (2)	45.5	80.2	(43.3)
Non-GAAP adjusted net income per diluted share (1)	0.12	0.13	(7.7)

NM – Not meaningful
(1) See “Non-GAAP Financial Measures” below.

(2) Aurora's results represent our Core financial measures and exclude general corporate costs that were previously allocated to the RUCKUS segment and CCS segment, since these costs were not directly attributable to these discontinued operations.

“This morning, in conjunction with the closing of the RUCKUS transaction on July 1, 2026, we announced the plan for a special distribution of $5.00 per share to be paid by the end of August 2026. Upon payment of this special distribution, in total, we will have returned $15.00 per share or $3.4 billion to our shareholders this year while repaying all debt and redeeming all preferred equity. We are pleased with the outcome of our divestiture strategy as it has unlocked significant value for our shareholders while positioning the business for future value creation. Following, the special distribution, we expect to end the year with between $700 and $750 million of cash with no outstanding debt allowing us to further invest in Vistance. In addition in 2027, we expect a tax refund of $160 million related to our divesture tax strategy. We will have significant funds to evaluate growth opportunities including organic and inorganic investments. These investments could range from investing more aggressively in existing or new technology to evaluating potential acquisitions to broaden the markets we participate in, our technology portfolio and our customer base. As part of our investment strategy, we will continue to evaluate stock buybacks under the $100 million of authority the Board has approved for the buyback program” said Chuck Treadway, President and Chief Executive Officer.

“The Aurora business delivered $319 million of revenue and $46 million of Adjusted EBITDA in the second quarter. This was generally aligned with our expectations and down versus the prior year due to strong license sales in the second quarter of 2025, memory chip pricing and stranded costs associated with the divestitures. Our full year adjusted EBITDA guideposts of $200 to $225 million are down $25 million versus the first quarter guideposts driven by continued challenges with memory chip pricing and availability. We remain confident in the underlying demand for our products” said Kyle Lorentzen, Chief Financial Officer.

On July 1, 2026, the Company completed the previously announced sale of its RUCKUS segment to Belden Inc. (Belden) pursuant to the Purchase Agreement, dated as of April 29, 2026, in which Belden acquired the RUCKUS segment on a cash-free, debt-free basis, in exchange for approximately $1.846 billion in cash, subject to certain adjustments. As a result of the RUCKUS sale, unless otherwise noted, these financial results relate to Vistance Networks’ continuing operations based on our remaining Aurora segment. For all periods presented, amounts have been recast to reflect these changes.

Second Quarter Results and Comparisons

Net sales in the second quarter of 2026 decreased 1.4% year-over-year to $319.6 million with decreases in the Europe, Middle East and Africa (EMEA) region and Canada, partially offset by increases in the United States (U.S.), the Asia Pacific (APAC) region and the Caribbean and Latin America (CALA) region.

Income from continuing operations of $26.1 million, or $0.06 per diluted share, in the second quarter of 2026, increased compared to income from continuing operations of $5.9 million, or $(0.05) per diluted share in the same prior year period. Non-GAAP adjusted net income for the second quarter of 2026 was $28.2 million, or $0.12 per diluted share, decreased compared to $36.7 million, or $0.13 per diluted share, in the same prior year period.

Core non-GAAP adjusted EBITDA decreased 43.3% to $45.5 million in the second quarter of 2026 compared to $80.2 million in the same prior year period. Core non-GAAP adjusted EBITDA as a percentage of net sales decreased to 14.2% in the second quarter of 2026 compared to 24.7% in the same prior year period. Non-GAAP adjusted EBITDA decreased 32.1% to $35.8 million in the second quarter of 2026 compared to $52.7 million in the same prior year period. Non-GAAP adjusted EBITDA as a percentage of net sales decreased to 11.2% in the second quarter of 2026 compared to 16.3% in the same prior year period.

Second Quarter Comparisons

Sales by Region

			% Change
	Q2 2026	Q2 2025	YOY
United States	$258.1	$255.4	1.1%
Europe, Middle East and Africa	14.6	19.8	(26.3)
Asia Pacific	14.8	14.4	2.8
Caribbean and Latin America	17.1	16.8	1.8
Canada	15.0	17.7	(15.3)
Total net sales	$319.6	$324.1	(1.4)%

Segment Net Sales

			% Change
	Q2 2026	Q2 2025	YOY
Aurora (1)	$319.2	$322.5	(1.0)%
Corporate and other (2)	0.4	1.6	(75.0)
Total net sales	$319.6	$324.1	(1.4)%

Segment Operating Income (Loss)

			% Change
	Q2 2026	Q2 2025	YOY
Aurora (1)	$7.0	$49.6	(85.9)%
Corporate and other (2)	(15.9)	(41.8)	NM
Total operating income (loss)	$(8.9)	$7.8	(214.1)%

Segment Adjusted EBITDA (See “Non-GAAP Financial Measures,” below)

			% Change
	Q2 2026	Q2 2025	YOY
Aurora (1)	$45.5	$80.2	(43.3)%
Corporate and other (2)	(9.7)	(27.5)	(64.7)
Total segment adjusted EBITDA	$35.8	$52.7	(32.1)%

NM – Not meaningful

(1) Aurora's results represent our Core financial measures and exclude general corporate costs that were previously allocated to the RUCKUS segment and CCS segment, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the RUCKUS segment and CCS segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA. Beginning in the third quarter of 2026, the corporate and other costs related to the RUCKUS segment will be reallocated to our remaining segment and partially offset by income from the Belden TSA.

Net Sales, Cash Flow and Balance Sheet

•
Aurora net sales of $319.2 million decreased 1.0% from the prior year period driven by a decrease in the legacy business, partially offset by an increase in the Access Technologies business.
•
GAAP cash flow used in operations in the second quarter of 2026 was $72.7 million.
•
Free cash flow used in the second quarter of 2026 was $74.7 million after adjusting operating cash flow for $2.0 million of additions to property, plant and equipment. The cash flows related to discontinued operations have not been segregated. Accordingly, this cash flow information includes the results of continuing and discontinued operations.
•
The Company ended the quarter with $151.6 million in cash and cash equivalents which includes $38.0 million in cash and cash equivalents in assets held for sale.
•
As of June 30, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $137.0 million, after taking into account the borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $288.6 million.

Conference Call, Webcast and Investor Presentation

As previously announced, Vistance Networks will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter of 2026 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of Vistance Networks’ Investor Relations website.

A webcast replay will be archived on Vistance Networks’ website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Vistance Networks:

Vistance Networks (NASDAQ: VISN) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com. Follow us on LinkedIn.

Investor Contact:
Jenny Thompson
Jenny.Thompson@VistanceNetworks.com

News Media Contact:
Luke Hamer
Luke.Hamer@VistanceNetworks.com

Non-GAAP Financial Measures

Management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. Management further believes that these financial measures are useful in assessing Vistance Networks’ operating performance from period to period by excluding certain items that we believe are not representative of our core business. Management also uses certain of these financial measures for business planning purposes and in measuring Vistance Networks’ performance relative to that of its competitors. Management believes these financial measures are commonly used by investors to evaluate Vistance Networks’ performance and that of its competitors. However, Vistance Networks’ use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

Management believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the results of our Aurora segment and exclude general corporate costs that were previously allocated to the RUCKUS segment and CCS segment, since these costs were not directly attributable to the discontinued operations. The Core results represent the business results as currently managed and reported by Vistance Networks. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key components, including memory chips, and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain components; risks related to the successful execution of our initiatives related to stranded costs reductions; potential difficulties in realigning manufacturing capacity and capabilities between our manufacturing facility and facilities of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; our ability to incur indebtedness at acceptable interest rates or at all; our ability to generate cash to service any future indebtedness; our ability to fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political, geopolitical and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the U.S. affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control.

These and other factors are discussed in greater detail under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2025, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

—END—

Vistance Networks, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$319.6	$324.1	$618.0	$559.7
Cost of sales	206.7	175.9	388.9	309.8
Gross profit	112.9	148.2	229.1	249.9
Transition service agreement income	0.5	10.3	1.6	19.0
Operating expenses:
Selling, general and administrative	64.1	79.7	119.7	147.2
Research and development	30.8	43.1	63.7	82.1
Amortization of purchased intangible assets	19.0	21.4	40.6	45.2
Restructuring costs, net	8.4	1.6	15.1	11.5
Other	—	4.9	—	4.9
Total operating expenses	122.3	150.7	239.1	290.9
Operating income (loss)	(8.9)	7.8	(8.4)	(22.0)
Other income (expense), net	1.6	(2.5)	3.4	(6.3)
Interest expense	(0.8)	—	(0.8)	—
Interest income	5.5	3.1	26.2	7.5
Income (loss) from continuing operations before income taxes	(2.6)	8.4	20.4	(20.8)
Income tax (expense) benefit	28.7	(2.5)	22.3	359.2
Income from continuing operations	26.1	5.9	42.7	338.4
Income from discontinued operations, net of income tax (expense) benefit of $244.1, $(32.3), $(1,173.8) and $(450.2), respectively	269.1	25.9	5,760.4	477.4
Net income	295.2	31.8	5,803.1	815.8
Series A convertible preferred stock dividends	—	(17.1)	(1.7)	(34.0)
Deemed dividend on redemption of Series A convertible preferred stock	(11.9)	—	(11.9)	—
Net income attributable to common stockholders	$283.3	$14.7	$5,789.5	$781.8

Basic:
Earnings (loss) from continuing operations per share	$0.06	$(0.05)	$0.13	$1.40
Earnings from discontinued operations per share	1.18	0.12	25.47	2.20
Earnings per share	$1.24	$0.07	$25.60	$3.60

Diluted:
Earnings (loss) from continuing operations per share	$0.06	$(0.05)	$0.12	$1.24
Earnings from discontinued operations per share	1.15	0.12	24.67	1.76
Earnings per share	$1.21	$0.07	$24.79	$3.00

Weighted average shares outstanding:
Basic	227.0	218.1	226.2	217.2
Diluted (a)	233.8	218.1	233.6	272.3
(a) Calculation of diluted earnings per share:
Net income attributable to common stockholders (basic and diluted)	$283.3	$14.7	$5,789.5	$781.8

Weighted average shares (basic)	227.0	218.1	226.2	217.2
Dilutive effect of equity-based awards	6.8	—	7.4	10.1
Dilutive effect of as-if converted Series A convertible preferred stock	—	—	—	45.0
Denominator (diluted)	233.8	218.1	233.6	272.3

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$113.6	$613.5
Accounts receivable, net of allowance for doubtful accounts of $0.5 and $1.2, respectively	280.5	273.4
Inventories, net	313.8	238.7
Prepaid expenses and other current assets	230.4	46.0
Current assets held for sale	977.1	4,624.6
Total current assets	1,915.4	5,796.2
Property, plant and equipment, net of accumulated depreciation of $126.7 and $134.7, respectively	46.9	50.3
Goodwill	268.7	268.7
Other intangible assets, net	678.3	719.1
Deferred income taxes	460.2	1,722.3
Other noncurrent assets	127.3	118.4
Noncurrent assets held for sale	—	696.0
Total assets	$3,496.8	$9,371.0
Liabilities and Stockholders' Equity (Deficit)
Accounts payable	$183.3	$161.4
Accrued and other liabilities	222.2	306.7
Current liabilities held for sale	340.3	1,027.4
Total current liabilities	745.8	1,495.5
Long-term debt	—	7,260.2
Deferred income taxes	66.2	67.3
Other noncurrent liabilities	179.0	153.4
Noncurrent liabilities held for sale	—	120.0
Total liabilities	991.0	9,096.4
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	—	1,278.7
Stockholders' equity (deficit):
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: None and 1,278,653, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 230,046,379 and 223,260,316, respectively	2.5	2.4
Additional paid-in capital	2,503.9	2,487.9
Retained earnings (accumulated deficit)	376.7	(3,040.8)
Accumulated other comprehensive income (loss)	0.8	(118.7)
Treasury stock, at cost: 21,614,317 shares and 18,665,426 shares, respectively	(378.1)	(334.9)
Total stockholders' equity (deficit)	2,505.8	(1,004.1)
Total liabilities and stockholders' equity (deficit)	$3,496.8	$9,371.0

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(Unaudited -- In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating Activities:
Net income	$295.2	$31.8	$5,803.1	$815.8
Adjustments to reconcile net income to net cash generated by (used in) operating activities:
Depreciation and amortization	23.4	75.2	62.5	153.2
Equity-based compensation	10.6	9.1	16.1	16.6
Deferred income taxes	(229.5)	(12.0)	1,236.0	1.3
(Gain) loss on disposal of discontinued operations	(1.4)	0.5	(7,009.3)	(869.2)
Noncash write-off of unamortized DFF and OID	—	—	101.3	—
Changes in assets and liabilities:
Accounts receivable	(37.9)	(88.6)	(40.0)	(238.5)
Inventories	(61.3)	(54.1)	(116.0)	(90.0)
Prepaid expenses and other assets	(163.2)	(27.1)	(184.6)	(76.1)
Accounts payable and other liabilities	91.5	105.4	(183.0)	125.9
Other	(0.1)	36.9	14.5	51.2
Net cash generated by (used in) operating activities	(72.7)	77.1	(299.4)	(109.8)
Investing Activities:
Additions to property, plant and equipment	(2.0)	(12.6)	(4.2)	(28.1)
Proceeds from sale of property, plant and equipment	—	10.0	—	10.0
Net proceeds from divestitures	—	7.3	10,541.7	2,041.8
Net cash generated by (used in) investing activities	(2.0)	4.7	10,537.5	2,023.7
Financing Activities:
Long-term debt repaid	—	—	(7,370.8)	(2,049.0)
Long-term debt proceeds	—	—	—	50.0
Debt issuance costs	(2.6)	—	(2.6)	(5.7)
Redemption of Series A convertible preferred stock	—	—	(1,278.7)	—
Special distribution paid to common shareholders	(2,316.3)	—	(2,316.3)	—
Dividends paid on Series A convertible preferred stock	—	—	(1.7)	—
Proceeds from the issuance of common shares under equity-based compensation plans	1.7	—	1.8	—
Tax withholding payments for vested equity-based compensation awards	(22.8)	(9.4)	(43.2)	(10.9)
Net cash used in financing activities	(2,340.0)	(9.4)	(11,011.5)	(2,015.6)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	5.4	2.2	9.5
Change in cash, cash equivalents and restricted cash	(2,414.9)	77.8	(771.2)	(92.2)
Cash, cash equivalents and restricted cash at beginning of period	2,510.0	493.3	922.8	663.3
Cash, cash equivalents and restricted cash at end of period	95.1	571.1	151.6	571.1
Less: Restricted cash in prepaid expenses and other assets	56.5	—	—	—
Cash and cash equivalents at end of period	$151.6	$571.1	$151.6	$571.1

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	June 30,
	2026	2025
Income from continuing operations, as reported	$26.1	$5.9
Income tax expense (benefit), as reported	(28.7)	2.5
Interest income, as reported	(5.5)	(3.1)
Interest expense, as reported	0.8	—
Other (income) expense, as reported	(1.6)	2.5
Operating income (loss), as reported	$(8.9)	$7.8
Adjustments:
Amortization of purchased intangible assets	19.0	21.4
Restructuring costs, net	8.4	1.6
Equity-based compensation	6.7	6.4
Transaction, transformation and integration costs	7.6	5.7
Depreciation	3.0	4.9
Other	—	4.9
Total adjustments to operating income (loss)	44.7	44.9
Non-GAAP adjusted EBITDA	$35.8	$52.7

Income from continuing operations, as reported	$26.1	$5.9
Adjustments:
Total pretax adjustments to adjusted EBITDA	41.7	40.0
Tax effects of adjustments and other tax items (1)	(39.6)	(9.2)
Non-GAAP adjusted net income	$28.2	$36.7
GAAP income (loss) from continuing operations per diluted share, as reported (2)	$0.06	$(0.05)
Non-GAAP adjusted net income per diluted share (3)	$0.12	$0.13

(1) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(2) For the three months ended June 30, 2025, GAAP income (loss) from continuing operations per diluted share was calculated using income (loss) from continuing operations in the numerator, and includes the impact of the Series A convertible preferred stock dividend.

(3) Diluted shares used in the calculation of non-GAAP adjusted diluted income per share are 233.8 million and 272.6 million for the three months ended June 30, 2026 and 2025, respectively.

See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q2 2026	Q2 2025	YOY
United States	$258.1	$255.4	1.1%
Europe, Middle East and Africa	14.6	19.8	(26.3)
Asia Pacific	14.8	14.4	2.8
Caribbean and Latin America	17.1	16.8	1.8
Canada	15.0	17.7	(15.3)
Total net sales	$319.6	$324.1	(1.4)%

Vistance Networks, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q2 2026	Q2 2025	YOY
Aurora (1)	$319.2	$322.5	(1.0)%
Corporate and other (2)	0.4	1.6	(75.0)
Total net sales	$319.6	$324.1	(1.4)%

Segment Adjusted EBITDA (3)
			% Change
	Q2 2026	Q2 2025	YOY
Aurora (1)	$45.5	$80.2	(43.3)%
Corporate and other (2)	(9.7)	(27.5)	(64.7)
Total segment adjusted EBITDA	$35.8	$52.7	(32.1)%

(1) Aurora's results represent our Core financial measures and exclude general corporate costs that were previously allocated to the RUCKUS segment and CCS segment, since these costs were not directly attributable to these discontinued operations.

(2) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the RUCKUS segment and CCS segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA. Beginning in the third quarter of 2026, the corporate and other costs related to the RUCKUS segment will be reallocated to our remaining segment and partially offset by income from the Belden TSA.

(3) See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Second Quarter 2026 Segment Adjusted EBITDA Reconciliation

	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$7.0	$(15.9)	$(8.9)
Amortization of purchased intangible assets	19.0	—	19.0
Restructuring costs, net	6.9	1.5	8.4
Equity-based compensation	4.3	2.4	6.7
Transaction, transformation and integration costs	5.5	2.1	7.6
Depreciation	2.8	0.2	3.0
Segment adjusted EBITDA	$45.5	(9.7)	$35.8
Segment adjusted EBITDA % of sales	14.3%	NM	11.2%

Second Quarter 2025 Segment Adjusted EBITDA Reconciliation
	Aurora	Corporate and other (1)	Total
Operating income (loss), as reported	$49.6	$(41.8)	$7.8
Amortization of purchased intangible assets	21.4	—	21.4
Restructuring costs, net	0.5	1.1	1.6
Equity-based compensation	2.5	3.9	6.4
Transaction, transformation and integration costs	2.5	3.2	5.7
Depreciation	3.6	1.3	4.9
Other	—	4.9	4.9
Segment adjusted EBITDA	$80.2	$(27.5)	$52.7
Segment adjusted EBITDA % of sales	24.9%	NM	16.3%

(1) The corporate and other line item above primarily reflects general corporate costs that were previously allocated to the RUCKUS segment and CCS segment. These indirect expenses have been classified as continuing operations, since the costs were not directly attributable to these discontinued operations. The corporate and other costs related to the CCS segment have been reallocated to our remaining segments beginning in the first quarter of 2026 and partially offset by income from the Amphenol TSA. Beginning in the third quarter of 2026, the corporate and other costs related to the RUCKUS segment will be reallocated to our remaining segment and partially offset by income from the Belden TSA.

NM – Not meaningful
Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Free Cash Flow
(Unaudited -- In millions)

Free Cash Flow (1)
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Cash flow from operations	$77.1	$151.4	$281.3	$(226.6)	$(72.7)
Capital expenditures	(12.6)	(16.4)	(25.8)	(2.2)	(2.0)
Free cash flow	$64.5	$135.0	$255.5	$(228.8)	$(74.7)

(1) The cash flows related to discontinued operations have not been segregated. Accordingly, the Condensed Consolidated Statements of Cash Flows include the results of continuing and discontinued operations.

Vistance Networks, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Gross profit, as reported	$148.2	$120.4	$129.2	$116.3	$112.9
Equity-based compensation	0.2	—	0.1	0.1	(0.1)
Adjusted gross profit	$148.4	$120.4	$129.3	$116.4	$112.8
Adjusted gross profit as % of sales	45.8%	35.6%	37.2%	39.0%	35.3%

GAAP to Non-GAAP Adjusted Operating Expense
	Q2 2025	Q3 2025	Q4 2025	Q1 2026	Q2 2026
Selling, general and administrative, as reported	$79.7	$74.8	$81.9	$55.5	$64.1
Research and development, as reported	43.1	42.6	40.4	32.9	30.8
Operating expenses	$122.8	$117.4	$122.3	$88.4	$94.9
Equity-based compensation	6.2	7.2	7.3	4.3	6.8
Transaction, transformation and integration costs	5.7	1.3	8.9	4.5	7.6
Adjusted operating expense	$110.9	$108.9	$106.1	$79.6	$80.5
Adjusted operating expense as % of sales	34.2%	32.2%	30.5%	26.7%	25.2%

Components may not sum to total due to rounding.
See “Non-GAAP Financial Measures” above.

Vistance Networks, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Adjusted EBITDA Outlook Reconciliation

	Outlook Range
	2026
Aurora operating income	$70	$85
Adjustments:
Amortization of purchased intangible assets	79	79
Equity-based compensation	13	15
Restructuring costs, net and transaction and transformation costs	25	32
Depreciation	13	14
Total adjustments to operating income	130	140
Aurora adjusted EBITDA	$200	$225

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.